Exhibit 99.1

Syndax Pharmaceuticals Announces Appointment of

Keith A. Goldan as Chief Financial Officer

WALTHAM, Mass., June 13, 2022 (PRNEWSWIRE) – Syndax Pharmaceuticals, Inc. ("Syndax," the "Company" or "we") (Nasdaq: SNDX), a clinical-stage biopharmaceutical company developing an innovative pipeline of cancer therapies, today announced the appointment of Keith A. Goldan to the role of Chief Financial Officer, effective immediately. Mr. Goldan, who brings to Syndax nearly thirty years of leadership and operational experience at several pharmaceutical, biotechnology, and medical technology companies, most recently served as Chief Financial Officer at Optinose®, where he helped build the infrastructure to support the launch of XHANCE® (fluticasone propionate) in the United States. As Chief Financial Officer at Syndax, Mr. Goldan will oversee corporate finance and accounting, financial strategy, and investor relations.

“It is a pleasure to welcome Keith to the Syndax team at this exciting time for the Company,” said Michael A. Metzger, Chief Executive Officer. “Keith’s experience as an accomplished CFO with deep financial and operational expertise along with a solid track record of building and financing successful biopharmaceutical companies will be invaluable as we scale to a fully-integrated commercial stage company.”

“I look forward to joining the highly motivated team at Syndax and contributing to future progress,” said Mr. Goldan. “Syndax is well positioned to achieve its strategic goals with multiple pivotal readouts next year for revumenib and axatilimab, both of which have significant commercial potential as first- and best-in-class therapies in areas of clear unmet need, and meaningful expansion opportunities into earlier lines of therapy and additional indications.”

Mr. Goldan has served as Chief Financial Officer of numerous private and public biopharmaceutical companies from early stage through commercial stage, including Optinose, Fibrocell, NuPathe, PuriCore plc, and Biosyn. During his career, he led the successful execution of multiple initial public offerings and follow-on equity, rights, private placement, and debt offerings, as well as several merger and acquisition transactions. Mr. Goldan received a B.S. in Finance from the Robert H. Smith School of Business at the University of Maryland and an M.B.A. from the Wharton School at the University of Pennsylvania.

Syndax also announced today the appointment of Sharon Klahre to the newly created position of Vice President, Investor Relations and Communications that will report to Mr. Goldan.

About Syndax Pharmaceuticals, Inc.

Syndax Pharmaceuticals is a clinical stage biopharmaceutical company developing an innovative pipeline of cancer therapies. Highlights of the Company's pipeline include revumenib (SNDX-5613), a highly selective inhibitor of the Menin–MLL binding interaction, and axatilimab, a monoclonal antibody that blocks the colony stimulating factor 1 (CSF-1) receptor, both currently in pivotal trials. For more information, please visit www.syndax.com or follow the Company on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend," "believe" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Syndax's expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about the progress, timing, clinical development and scope of clinical trials, the reporting of clinical data for Syndax's product candidates, and the potential use of our product candidates to treat various cancer indications and fibrotic diseases. Many factors may cause differences between current expectations and actual results, including: unexpected safety or efficacy data observed during preclinical or clinical trials; clinical trial site activation or enrollment rates that are lower than expected; changes in expected or existing competition; changes in the regulatory environment; the COVID-19 pandemic may disrupt our business and that of the third parties on which we depend, including delaying or otherwise disrupting our clinical trials and preclinical studies, manufacturing and supply chain, or impairing employee productivity; failure of Syndax's collaborators to support or advance collaborations or product candidates; and unexpected litigation or other disputes. Other factors that may cause Syndax's actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Syndax's filings with the U.S. Securities and Exchange Commission, including the "Risk Factors" sections contained therein. Except as required by law, Syndax assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Syndax Contact

Sharon Klahre

Syndax Pharmaceuticals, Inc.

sklahre@syndax.com

Tel 781.684.9827

SNDX-G